UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 29, 2016

SkyPeople Fruit Juice, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16F, China Development Bank Tower,

No. 2, Gaoxin 1st Road, Xi'an, China 710075

 (Address of principal executive offices, including zip code)

(86-29) 8837-7216

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 29, 2016, SkyPeople Fruit Juice, Inc. (the “Company”), held its 2016 Annual Meeting of Shareholders (the “Annual Meeting”). A quorum was present at the Annual Meeting, and shareholders: (i) elected Yongke Xue, Hongke Xue, Guolin Wang, Johnson Lau and Fuyou Li to the Company’s Board of Directors, each to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified; and (ii) ratified the appointment of Jia Roger Qian Wang, CPA, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

The following is a summary of the voting results for each matter submitted to the shareholders:

Proposal 1. Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Yongke Xue	2,351,617	8,388	763,234
Hongke Xue	2,351,474	8,531	763,234
Guolin Wang	2,351,902	8,103	763,234
Johnson Lau	2,352,979	7,026	763,234
Fuyou Li	2,352,988	7,017	763,234

Proposal 2. Ratification of the selection of Independent Registered Public Accounting Firm

The appointment of Jia Roger Qian Wang, CPA, as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2016, was approved and ratified. There were 3,073,996 votes for the appointment, 41,486 votes against the appointment, and 7,757 abstentions. No broker non-votes were counted.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SkyPeople Fruit Juice, Inc.

Date: December 30, 2016	By:	/s/ Hongke Xue
	Name:	Hongke Xue
	Title:	Chief Executive Officer

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